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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant   /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ /      Preliminary Proxy Statement        / /   Confidential, for use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/X/      Soliciting Material Pursuant to Rule 14a-12

                                   Focal, Inc.
                (Name of Registrant as Specified In Its Charter)


            ---------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1.       Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

/ /      Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.       Amount previously paid:

2.       Form, Schedule or Registration Statement No.:

3.       Filing Party:

4.       Date Filed:


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GENZYME AND FOCAL, INC. ANNOUNCE FILING OF REGISTRATION STATEMENT FOR GENZYME'S
ACQUISITION OF FOCAL

CAMBRIDGE and LEXINGTON, Mass., May 21 /PRNewswire/ -- Genzyme Corp. and Focal, Inc. today announced the filing of Genzyme's registration statement with the Securities and Exchange Commission (SEC) for the acquisition of Focal (Nasdaq:
FOCL - news) by Genzyme. The transaction was announced April 26, 2001.

The merger is expected to close in the second or third quarter of 2001, pending approval by Focal shareholders and satisfaction of other customary conditions. At that time Focal's operations will be merged with Genzyme Biosurgery (Nasdaq:
GZBX - news).

When the acquisition is completed, Genzyme will combine Focal's intellectual property portfolio and expertise with synthetic biomaterials with Genzyme Biosurgery's resources, infrastructure, and portfolio of products in the area of surgical biomaterials. Genzyme Biosurgery will gain worldwide rights to market FocalSeal(R)-L, a synthetic liquid polymer it currently markets in North
America that is used to seal air leaks that develop during lung surgery. The Focal acquisition also will bring Genzyme Biosurgery a pipeline of biomaterials being developed for other types of surgeries, including FocalSeal(R)-S for use in sealing the dura following brain or spinal surgery.

Under the terms of the agreement, Focal shareholders will receive 0.1545 shares of Genzyme Biosurgery stock for each share of Focal common stock they hold.

Genzyme Biosurgery is a leader in the emerging market for sophisticated biotechnology products used to improve or replace surgery. Its portfolio of products is concentrated in two rapidly growing markets: orthopaedics and heart disease. Genzyme Biosurgery is developing a pipeline of biomaterials and biotherapeutics for these markets, as well as a group of biomaterials products with broader surgical applications. Genzyme Biosurgery is a division of Genzyme Corp.

Focal, Inc. develops, manufactures and commercializes a proprietary platform polymer technology currently used for synthetic, absorbable, liquid surgical sealants, and being investigated for other purposes, including drug delivery and tissue engineering. In addition to its commercial surgical sealants for lung and neurological surgery, the company's FocalSeal-L and FocalSeal-S surgical sealant products are currently being developed for use inside the body to seal leaks resulting from cardiovascular and gastrointestinal surgery.

Genzyme's releases are on the World Wide Web at http://www.genzyme.com. They are also available from Genzyme's fax-on-demand service at 1-800-436-1443 in the United States and 1-201-521-1080 elsewhere.


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Genzyme(R) is a registered trademark of Genzyme Corporation. Focal(R) and
FocalSeal(R) are registered trademarks of Focal, Inc.

This press release contains forward-looking statements based on Genzyme Corp.'s current expectations regarding the acquisition of Focal and the integration of Focal's business and operations into Genzyme's Biosurgery division, including without limitation statements about: the completion of the proposed acquisition of Focal, Inc. by Genzyme, the date the acquisition will be completed, the expansion of Focal's technology and the broadened biopolymer expertise of Genzyme Biosurgery following completion of the acquisition. Actual results may materially differ due to numerous factors, including: conditions in the financial markets relevant to the proposed acquisition; the need for regulatory clearance and approvals for the acquisition, including the Securities and Exchange Commission's willingness to declare a registration statement relating to the issuance by Genzyme of shares to complete the acquisition and the timing of such SEC determination; the operational integration associated with the combination of Focal's and Genzyme Biosurgery's businesses, and other risks generally associated with transactions of this type; the ability of Focal to continue to operate its business successfully prior to the completion of the acquisition; the ability of Genzyme Biosurgery to successfully commercialize its products and services; the risks and uncertainties described in reports filed by Genzyme Corporation with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation
Exhibit 99.2 to Genzyme's 2000 Annual Report on Form 10-K. Genzyme Biosurgery Division Common Stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme Biosurgery Division Common Stock are subject to all of the risks and uncertainties described in the aforementioned reports relating generally to the holders of Genzyme Corporation common stock.

This material is not a substitute for the joint prospectus/proxy statement Genzyme and Focal filed on May 21, 2001 with the Securities and Exchange Commission. Investors are urged to read that document because it will contain important information, including detailed risk factors. Genzyme and Focal expect to mail the proxy statement/prospectus describing the merger and the related transactions to Focal stockholders. The proxy statement/prospectus and other documents filed by Genzyme and Focal with the SEC may be obtained free of charge at the SEC's website (www.sec.gov) and from Genzyme or Focal by directing such requests to the respective contacts listed above.

Focal, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Focal's directors and executive officers can be found in the documents filed by Focal with the SEC. Certain directors and executive officers of Focal may have direct or indirect interests in the merger due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by Genzyme, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Focal prior to the merger. Additional information regarding the participants in the solicitation will be contained in the proxy statement/prospectus.